UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The board of directors of Alesco Financial Inc. (the “Company”), acting by the vote of its independent members, authorized the Company to enter into an arrangement to change its investment guidelines to enable the Company to use a portion of its available cash to acquire a portfolio of liquid securities, including agency mortgage-backed securities, small business loans guaranteed by the U.S. government, commercial mortgage-backed securities, asset-backed securities and non-agency mortgage-backed securities.

The Company currently expects to deploy up to $40 million of its available cash in this strategy, subject to maintaining its qualification as a REIT and its intention not to be required to register as an investment company under the Investment Company Act of 1940, as amended. Cohen & Company, the Company’s external manager, will manage the portfolio and the Company expects that the portfolio will be more actively traded than its historical investments.

On September 22, 2009, the Company and Cohen & Company entered into a letter agreement setting forth the terms under which the Company will acquire the portfolio described above. The letter agreement provides that Cohen & Company will execute transactions on the Company’s behalf, subject to limitations approved by the Company’s independent directors, including, among others:

•

limitations on the types of assets that may be acquired: agency mortgage-backed securities, portions of Small Business Administration Loans guaranteed by the U.S. government, commercial mortgage-backed securities, asset-backed securities and non-agency mortgage-backed securities;

•

limitations on leverage: the acquired assets will not be acquired using leverage, except that, securities guaranteed by an agency of, or entity sponsored by, the U.S. government may be acquired using leverage of up to 5x invested equity;

•	securities must have originally been rated AAA and currently be rated investment grade; and

•	no more than $5 million may be used to purchase securities that derive their cash flow from interest only or principal only payments.

The letter agreement also provides that for purposes of calculating quarterly incentive fees, if any, payable to Cohen & Company under the Company’s existing management agreement with Cohen & Company, unrealized gains and losses on the portfolio will be excluded. The independent directors may instruct Cohen & Company to sell assets from the portfolio at any time. The letter agreement further provides that if the Company incurs a net cumulative realized loss from the portfolio, the amount of the loss will reduce, dollar for dollar, any termination fee that may be payable in the future to Cohen & Company upon a termination of the management agreement. The term of the letter agreement expires on the earlier of December 31, 2009 or the consummation of the pending merger between the Company and Cohen & Company.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) by the Company that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

IMPORTANT INFORMATION AND WHERE TO FIND IT

The Company filed with the SEC on August 20, 2009 an amended registration statement on Form S-4, containing a proxy statement/prospectus in connection with the proposed merger with Cohen Brothers, LLC, which was announced on February 20, 2009. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s stock is set forth in the Company’s annual report on Form 10-K/A filed with the SEC on April 30, 2009. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY, COHEN BROTHERS, LLC AND THE PROPOSED MERGER BETWEEN THE TWO COMPANIES. A definitive proxy statement will be mailed to the Company’s stockholders. In addition, the Company’s stockholders will be able to obtain the proxy statement/prospectus and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s website www.sec.gov or from Alesco Financial Inc., Attn: Investor Relations, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALESCO FINANCIAL INC.

Date: September 22, 2009	By:	/s/ John J. Longino
John J. Longino Chief Financial Officer and Treasurer